Exhibit 99.1

Finjan to Host Shareholder Update Call on November 6, 2019

EAST PALO ALTO, CA –October 30, 2019 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a pioneer in cybersecurity, will host a shareholder update call to discuss its year-to-date performance.

•	The 10Q and press release will be issued the morning of Wednesday, November 6, 2019

•	The call will take place on Wednesday, November 6 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time

•	Analysts, investors and other interested parties may access the conference call by dialing 1-855-327-6837

•	International callers can access the call by dialing 1-631-891-4304
An archived audio replay of the conference call will be available for 2 weeks beginning at 4:30 pm Pacific Time on November 6, 2019 and can be accessed by dialing 1-844-512-2921 and providing access code 10007743. International callers can access the replay by dialing 1-412-317-6671. The call will also be archived on Finjan's investor relations website.

ABOUT FINJAN
Established more than 20 years ago, Finjan is a globally recognized pioneer in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies used to proactively detect previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com